Brian Smith
ESI
503-672-5760
smithb@esi.com

ESI Announces First Quarter Fiscal 2015 Results

PORTLAND, Ore. – July 31, 2014 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading supplier of innovative laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2015 first quarter ended June 28, 2014. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, and other items.
Revenue in the first quarter was $35.0 million, compared to $37.1 million in the fourth quarter of 2014 and $46.2 million in the first quarter of last fiscal year. On a GAAP basis, net loss was $8.3 million or $0.27 per share. On a non-GAAP basis, first quarter net loss was $7.4 million or $0.24 per share. “First quarter results reflected good execution on our revenue opportunities and prudent expense management, which resulted in EPS performance above our guided range with positive operating cash flow,” stated Edward C. Grady, president and CEO of ESI.
Orders for the first quarter were $47.3 million, compared to $31.7 million in the prior quarter. Grady continued, “Flex circuit via drilling had a very good quarter, as we saw our strongest flex orders in a year. We also grew the bookings in China to the highest quarterly level in several years. Lastly, orders benefited from our service and support business, which grew 10% from last quarter and over 50% from one year ago.”
GAAP gross margin was 38%. Non-GAAP gross margin was 40%. Operating expenses were $22.2 million, down from $25.5 million in the prior quarter. On a non-GAAP basis operating expenses

ESI Announces First Quarter Fiscal 2015 Results

decreased by $1.3 million to $21.0 million. Non-GAAP operating loss was $7.1 million compared to a loss of $5.1 million in the fourth quarter.
Balance Sheet and Cash Flow
At quarter end, cash and investments were $106 million. The company generated $0.7 million in cash from operations. During the quarter the company spent $1.5 million to repurchase approximately 208,000 shares of ESI stock pursuant to its stock repurchase authorization, and paid $2.4 million for the quarterly dividend of $0.08 per share.
Second Quarter 2015 Outlook
ESI expects revenues for the second quarter of fiscal 2015 to be around $40 million. Non-GAAP loss per share is expected to be $0.17 to $0.22.
Grady concluded, “In the past quarter we have made good progress toward our corporate revitalization. Our new Chief Marketing Officer, plus other key marketing hires, will help ESI to become a market-driven company that can address a broad application set. The corporate initiative to drive growth in China is reflected by the hiring of our new president of China operations. And progress continues on the development of lower-cost modular platforms that will open ESI to an expanded set of market opportunities. Although we expect that the benefits of these actions will take a few quarters to be realized, they begin to form the foundation for our turnaround effort and will enable future growth."
The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.
The conference call can be accessed by calling 888-339-2688 (domestic participants) or 617-847-3007 (international participants). The conference ID number is 98229863. A live audio webcast can be accessed at investors.esi.com. Upon completion of the call, an audio replay will be accessible through August 10, 2014, at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 87806089. The webcast will be available on ESI’s website for one year.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2015 Results

Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring charges, inventory write-offs, asset impairments, and other items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.
About ESI
ESI is a leading supplier of innovative, laser-based manufacturing solutions for the microtechnology industry. Our systems enable precise structuring and testing of micron to submicron features in electronic devices, semiconductors, LEDs and other high-value components. We partner with our customers to make breakthrough technologies possible in the microelectronics, semiconductor and other emerging industries. Founded in 1944, ESI is headquartered in Portland, Ore., with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.

Forward-Looking Statements
This press release includes forward-looking statements about the markets we serve, growth initiatives, revenue and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; the risk that any of our growth initiatives may not be successful; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors, including component prices, global economic strength and political stability, timing of consumer product introductions and overall demand for electronic devices (such as semiconductors, printed circuit boards, displays, LEDs, capacitors and other components) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2015 Results

includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; risks related to the integration of the Semiconductor Systems business; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2015 Results

Electro Scientific Industries, Inc.
First Quarter Fiscal 2015 Results
(In thousands, except per share data)
(Unaudited)

Operating Results:
	Fiscal quarter ended
	Jun 28, 2014	Mar 29, 2014	Jun 29, 2013
Net sales	$35,030	$37,081	$46,172
Cost of sales	21,795	33,354	26,786
Gross profit	13,235	3,727	19,386
	38%	10%	42%
Operating expenses:
Selling, service and administration	13,100	14,516	14,547
Research, development and engineering	9,145	9,927	8,425
Restructuring costs	—	1,101	—
Gain on acquisition of Semiconductor Systems business	—	—	(464)
Net operating expenses	22,245	25,544	22,508
Operating loss	(9,010)	(21,817)	(3,122)
Non-operating income (expense):
Other-than-temporary impairment of cost based investments	—	(6,115)	—
Interest and other income (expense), net	46	(2)	(60)
Total non-operating income (expense)	46	(6,117)	(60)
Loss before income taxes	(8,964)	(27,934)	(3,182)
(Benefit from) provision for income taxes	(713)	(301)	101
Net loss	$(8,251)	$(27,633)	$(3,283)
Net loss per share—basic	$(0.27)	$(0.92)	$(0.11)
Net loss per share—diluted	$(0.27)	$(0.92)	$(0.11)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2015 Results

Electro Scientific Industries, Inc.
First Quarter Fiscal 2015 Results
(Amounts in thousands)
(Unaudited)

Financial Position As Of:
	Jun 28, 2014	Mar 29, 2014
Assets
Current assets:
Cash and cash equivalents	$82,459	$68,461
Short-term investments	23,866	38,444
Trade receivables, net	32,957	37,813
Inventories	60,398	58,902
Shipped systems pending acceptance	2,547	2,054
Deferred income taxes, net	160	161
Other current assets	4,563	4,674
Total current assets	206,950	210,509
Non-current assets:
Non-current investments	—	3,985
Property, plant and equipment, net	27,086	27,930
Non-current deferred income taxes, net	811	704
Goodwill	7,889	7,889
Acquired intangible assets, net	6,305	6,845
Other assets	12,253	12,347
Total assets	$261,294	$270,209
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$14,597	$14,465
Accrued liabilities	21,101	20,524
Deferred income tax liability, net	170	170
Deferred revenue	12,268	10,515
Total current liabilities	48,136	45,674
Non-current income taxes payable	1,151	1,654
Shareholders' equity:
Preferred and common stock	182,451	183,193
Retained earnings	28,668	39,336
Accumulated other comprehensive income	888	352
Total shareholders' equity	212,007	222,881
Total liabilities and shareholders' equity	$261,294	$270,209
End of period shares outstanding	30,495	30,155

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2015 Results

Electro Scientific Industries, Inc.
Analysis of First Quarter Fiscal 2015 Results
(Dollars and shares in thousands)
(Unaudited)

	Fiscal quarter ended
	Jun 28, 2014	Mar 29, 2014	Jun 29, 2013
Sales detail:
Interconnect & Microfabrication Group	$20,948	$22,851	$34,417
Semiconductor Group	10,749	10,696	5,613
Components Group	3,333	3,534	6,142
Total	$35,030	$37,081	$46,172

Gross margin %	38%	10%	42%
Selling, service and administration expense %	37%	39%	32%
Research, development and engineering expense %	26%	27%	18%
Operating loss %	(26%)	(59%)	(7%)
Effective tax rate %	8%	1%	(3%)
Weighted average shares outstanding - basic	30,353	30,130	29,745
Weighted average shares outstanding - diluted	30,353	30,130	29,745
End of period employees	618	633	623

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2015 Results

Electro Scientific Industries, Inc.
First Quarter Fiscal 2015 Results
(In thousands, except per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:
	Fiscal quarter ended
	Jun 28, 2014	Mar 29, 2014	Jun 29, 2013
Gross profit per GAAP	$13,235	$3,727	$19,386
Purchase accounting	447	448	689
Equity compensation	168	164	185
Charges for inventory write-off of discontinued products	—	12,785	—
Non-GAAP gross profit	$13,850	$17,124	$20,260
Non-GAAP gross margin	39.5%	46.2%	43.9%

Operating expenses per GAAP	$22,245	$25,544	$22,508
Purchase accounting	(90)	(151)	(266)
Equity compensation	(1,162)	(810)	(2,449)
Acquisition and integration costs	—	(204)	(404)
Restructuring costs	—	(1,101)	—
Legal settlement	—	—	(55)
Gain on purchase of acquisition of Semiconductor Systems business	—	—	464
Charges for asset write-off	—	(1,020)	—
Non-GAAP operating expenses	$20,993	$22,258	$19,798
% of Net sales	60%	60%	43%

Operating loss per GAAP	$(9,010)	$(21,817)	$(3,122)
Non-GAAP adjustments to gross profit	615	13,397	874
Non-GAAP adjustments to operating expenses	1,252	3,286	2,710
Non-GAAP operating (loss) income	$(7,143)	$(5,134)	$462
% of Net sales	(20%)	(14%)	1%

Non-operating income (expense), net per GAAP	$46	$(6,117)	$(60)
Other-than-temporary impairment of cost based investments	—	6,115	—
Non-GAAP non-operating income (expense)	$46	$(2)	$(60)

Net loss per GAAP	$(8,251)	$(27,633)	$(3,283)
Non-GAAP adjustments to gross profit	615	13,397	874
Non-GAAP adjustments to operating expenses	1,252	3,286	2,710
Non-GAAP adjustments to non-operating expense	—	6,115	—
Income tax effect of other non-GAAP adjustments	(966)	(126)	54
Non-GAAP net (loss) income	$(7,350)	$(4,961)	$355
% of Net sales	(21%)	(13%)	1%
Basic Non-GAAP net (loss) income per share	$(0.24)	$(0.16)	$0.01
Diluted Non-GAAP net (loss) income per share	$(0.24)	$(0.16)	$0.01

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2015 Results

Electro Scientific Industries, Inc.
First Quarter Fiscal 2015 Results
(Amounts in thousands)
(Unaudited)

Consolidated Condensed Statements of Cash Flows:
	Fiscal quarter ended
	Jun 28, 2014	Mar 29, 2014	Jun 29, 2013
Net loss	$(8,251)	$(27,633)	$(3,283)
Non-cash adjustments and changes in operating activities	8,988	12,390	(5,417)
Net cash provided by (used in) operating activities	737	(15,243)	(8,700)
Net cash provided by (used in) investing activities	17,234	8,545	(3,087)
Net cash used in financing activities	(4,362)	(2,025)	(3,175)
Effect of exchange rate changes on cash	389	10	(186)
NET CHANGE IN CASH AND CASH EQUIVALENTS	13,998	(8,713)	(15,148)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	68,461	77,174	88,913
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$82,459	$68,461	$73,765

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com